UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) on May 24, 2021, and a continuation thereof on June 28, 2021, the Committee approved the following: (a) base salary increases for certain officers; (b) a short-term performance-based incentive compensation plan for fiscal year 2022; and (c) a long-term equity incentive plan for the performance period fiscal year 2022 through fiscal year 2024, referred to collectively as the fiscal year 2022 Executive Compensation Plan (the “Plan”).
The Plan applies to the following officers: William C. Boor, President and Chief Executive Officer (“CEO”); Mickey R. Dragash, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer; Matthew A. Niño, President of Retail; Lyle D. Zeller, President, CountryPlace Acceptance Corp.; and Paul W. Bigbee, Chief Accounting Officer.
The compensation for Messrs. Boor and Dragash is generally established by their existing individual employment agreements.
Base Salaries
The Committee approved base salary compensation increases for the following officers: Mr. Boor’s base salary was increased by $25,000 to $850,000, and Mr. Bigbee’s base salary was increased by $20,000 to $220,000.
The Plan includes the following incentive components:
Annual Short-Term Incentive Cash Compensation
Messrs. Boor, Dragash, Niño and Bigbee were each granted an opportunity to earn a performance-based cash bonus under the Short-Term Incentive Plan (“STIP”). For fiscal year 2022, the individual awards are expressed as a percentage of each base salary.
Each officers’ eligibility to earn a cash bonus is tied to the Company’s actual corporate financial performance measured against the budget as approved by the Committee. For STIP compensation, the performance criteria is based on the pre-tax profit for the Company’s manufactured housing and financial services business segments. The STIP target for fiscal year 2022 is comprised of two components, allocated as follows: (1) 90% based on factory-built housing pre-tax profit; and (2) 10% based on financial services pre-tax profit. For Mr. Boor, the STIP compensation will be based entirely upon corporate performance measures. For Messrs. Dragash, Niño and Bigbee, the STIP compensation will be based upon a mixture of corporate performance measures and individual performance objectives as approved by the Committee in coordination with Mr. Boor regarding the individual performance objectives.
The threshold, target and maximum STIP payouts for each individual are equal to as follows:

	Percentage of Base Salary
	Threshold	Target	Maximum
William C. Boor	60.0%	120.0%	240.0%
Mickey R. Dragash	42.0%	70.0%	84.0%
Matthew A. Niño	12.5%	25.0%	37.5%
Paul W. Bigbee	12.5%	25.0%	37.5%
In addition, Mr. Nino, President of Palm Harbor Villages, Inc., has the opportunity to receive 0.5% of pre-tax earnings for that business unit.
Mr. Zeller’s STIP program is at the discretion of the President and CEO of the Company and he is eligible to receive 5% of pre-tax income for the financial operation he oversees.

Long-Term Equity Incentive Compensation
Under the equity-based program, or Long-Term Incentive Plan (“LTIP”), established by the Committee for fiscal year 2022, certain officers are entitled to receive equity-based awards under the Cavco Industries, Inc., 2005 Stock Incentive Plan.
The Committee awarded time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) under the LTIP as set forth in the table below:

	Time-Based RSUs		PRSUs
	Grant Date Value	Number of RSUs	Grant Date Value	Number of PRSUs(1)
William C. Boor	$957,668	4,500	$957,668	4,550
Mickey R. Dragash	125,964	600	125,964	600
Matthew A. Niño	52,485	250	52,485	250
Paul W. Bigbee	52,485	250	52,485	250
(1) Number of PRSUs achieved assumes “target” level of performance.
The time-based RSUs will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the officer is employed by the Company on each vesting date.

Each PRSU will vest and be settled through the issuance of a share of the Company’s common stock upon achievement of the targets set by the Committee as described below. No PRSU will vest for each respective component for performance below the threshold level.
The number of PRSUs awarded to each officer is allocated equally among three (3) performance measures with each measured separately as follows: (i) relative total shareholder return benchmarked against a peer group as approved by the Committee; (ii) market share expansion; and (iii) manufacturing labor efficiency. The Committee has established threshold, target and maximum levels for achievement by the Company during the period beginning April 4, 2021 and ending March 30, 2024. The achievement levels for each performance measure will be measured individually.
The threshold, target and maximum LTIP payouts for the PRSUs for each officer are equal to the following:

	Percentage of PRSU Grant Date Value
	Threshold	Target	Maximum
William C. Boor	50%	100%	200%
Mickey R. Dragash	60%	100%	120%
Matthew A. Niño	50%	100%	150%
Paul W. Bigbee	50%	100%	150%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: July 2, 2021